Exhibit 99.3

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Comments on Section 220 Demands

Received From Avalon Correctional Services, Inc.

Avalon’s Section 220 Demands Called Extraordinarily Overbroad,

Patently Inappropriate, Unduly Burdensome and an

Egregious Abuse of the Section 220 Process

TUCSON, ARIZONA –January 26, 2009 — The Providence Service Corporation (Nasdaq: PRSC) today commented on the two Section 220 demand letters for access to the Company’s books and records it had received on January 21, 2009 from an affiliate of Avalon Correctional Services, Inc. The Company’s formal responses to each of the Section 220 demand letters were delivered earlier today to Avalon.

Avalon and three of its principals recently accumulated approximately 19% of the Company’s common stock at an average price of $1.34 and last week filed an amended Schedule 13D with the U.S. Securities and Exchange Commission indicating that Avalon may solicit proxies for the Company’s next annual meeting and/or solicit consents. The first demand letter seeks access to the Company’s shareholder list and certain related records and includes, in its litany of stated purposes for the demand, the use of the information in connection with a possible proxy contest against the Company. The second demand letter is extremely broad in scope, and seeks access to confidential Company information encompassing over 20 separate categories. In addition to alluding to a possible proxy contest to be brought by Avalon against the Company and, again, including such proxy contest as one of the purposes for the demands made in the second demand letter, Avalon also includes a wide-ranging list of other purposes for requesting the information. The second demand letter provides no credible justification for the extraordinarily overbroad nature of the information being demanded and neither demand letter contains any additional information regarding Avalon’s plans or intentions or its timing for bringing a proxy contest or other contested solicitation against the Company.

“We believe that the Section 220 demands we have received from Avalon for access to our confidential books and records are extraordinarily broad, patently inappropriate, unduly burdensome and represent an egregious abuse of the Section 220 process,” commented Fletcher McCusker, Providence’s CEO. “Avalon seems to believe that a Section 220 demand right provides them the license to engage in an indiscriminate fishing expedition without the need to provide any credible justification for doing so. While Avalon recites a litany of purposes to justify its outrageous demand, we believe that its stated purposes are completely pre-textual. Clearly, Avalon’s Section 220 demands for access to our books and records are designed for purposes other than to obtain the requested information or the exercise of its legitimate rights as a shareholder. We have no doubt that the primary purpose of Avalon’s Section 220 demand for access to our books and records is to further a campaign to harass, intimidate and bully Providence and its Board members into acquiescing to the various other “demands” Avalon has recently made of Providence, including a request for multiple Board seats and a request that we engage in a transaction with Avalon that would have us, in effect, directly transfer a significant and unjustifiable amount of shareholder value from all of Providence’s other shareholders to Avalon., a transaction that our Board, in the exercise of its fiduciary duties, rejected. While we remain open to listening to and considering any constructive ideas and suggestions Avalon may have to enhance value for ALL Providence shareholders, the Board of Directors of Providence will not be intimidated, bullied or distracted

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5524 E. Fourth Street • Tucson, Arizona 85711 •Tel 520/747-6600 •Fax 520/747-6605 •www.provcorp.com

Providence Service Corporation

from its focus on acting in the best interests of, and enhancing shareholder value for, ALL Providence shareholders. As we announced late last year, our Board of Directors is actively focused on several strategic options to enhance shareholder value including, among other things, delevering our debt, growing our core social services business and selling certain non-strategic assets. We are very confident that, at the appropriate time and in the appropriate forum, given the facts and the confluence of events that surround Avalon’s extraordinarily overbroad, patently inappropriate and unduly burdensome Section 220 demands and the manner in which they have been pursued, including Avalon’s decision to publish its demand letters so as to use them as a rhetorical platform, Avalon’s demand letters will be seen as driven by ulterior motives and for improper purposes that have little to do with the exercise by a shareholder of its statutory rights.”

Section 220 is a provision of the General Corporation Law of the State of Delaware, the State of Providence’s incorporation, that allows shareholders holding as few as one share in a company to make a demand for access to various books and records of the company, provided that such demand is made for a proper purpose. This provision is often used for improper purposes by dissident shareholders in connection with an impending or ongoing proxy contest to gain access to confidential information for use in its proxy materials, at a great cost to a company’s other shareholders. Among other improper purposes, dissident shareholders have used the Section 220 demand as a vehicle to intimidate and harass a company and its management in preparation for a proxy contest, with little regard for whether it receives any information or not. As the Delaware courts have noted in the past, “the potential for abuse is very much alive when the Section 220 demand is made in the context of an impending or ongoing proxy contest.”

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 870 contracts at September 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Forward-Looking Statements

This press release contains ““forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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